                                                                     EXHIBIT (S)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-2 Monthly Statement
                      Class A Certificate CUSIP #25466KBP3
                      Class B Certificate CUSIP #25466KBQ1


Trust Distribution Date: May 17, 1999       Due Period Ending:  April 30, 1999

Pursuant to the Series Supplement dated as of March 4, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

     1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
          -----------------------------------------------------------------------------------------------------------

          Series  1998-2                                     Total          Interest            Principal
              Class A      30 days at 5.800000000%       $4.833333333     $4.833333333       $0.000000000

              Class B      30 days at 5.950000000%       $4.958333333     $4.958333333       $0.000000000

     2.   Principal Receivables at the end of the Due Period
          --------------------------------------------------
       (a)  Aggregate Investor Interest                             $20,624,749,676.00
            Seller Interest                                          $5,632,195,899.94

            Total Master Trust                                      $26,256,945,575.94


       (b)  Group One Investor Interest                             $18,074,749,676.00

       (c)  Group Two Investor Interest                              $2,550,000,000.00

       (d)  Series 1998-2 Investor Interest                            $526,316,000.00

       (e)  Class A Investor Interest                                  $500,000,000.00

            Class B Investor Interest                                   $26,316,000.00

     3.   Allocation of Receivables Collected During the Due Period
          ---------------------------------------------------------

                                                                      Finance Charge           Principal             Yield
                                                                       Collections            Collections          Collections

       (a)  Allocation of Collections between Investor and Seller
            Aggregate Investor Allocation                             $316,121,219.78       $3,022,278,825.29           $0.00

            Seller                                                     $84,742,614.59         $810,182,277.03           $0.00

       (b)  Group One Allocation                                      $277,252,259.81       $2,650,671,899.42           $0.00

       (c)  Group Two Allocation                                       $38,868,959.97         $371,606,925.87           $0.00

       (d)  Series 1998-2 Allocations                                   $8,022,487.92          $76,699,044.04           $0.00

       (e)  Class A Allocations                                         $7,621,223.22          $72,862,750.48           $0.00

            Class B Allocations                                           $401,264.70           $3,836,293.56           $0.00

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------
                              Deposits into the
                               SPFAs This        SPFA     Deposit Deficit  Investment
                               Due Period       Balance     Amount          Income
          Series 1998-2         $0.00           $0.00       0.00           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------
                                                                                Total Payments
                                          Amount Paid        Deficit Amount       Through This
                                        This Due Period      This Due Period        Due Period
          Series 1998-2                      $0.00                 $0.00                  $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
          --------------------------------------------------------------------
                                                   Deposits Into the
                                                     SIFAs This
                                                      Due Period           SIFA Balance
          Series 1998-2                              $2,547,150.17         $5,094,300.34

     7.   Pool Factors
                                                                 This Due Period
          Class A                                                 1.00000000

          Class B                                                 1.00000000

     8.   Investor Charged-Off Amount
          ---------------------------
                                                                               Cumulative
                                                                          Investor Charged-Off
                                                 This Due Period                  Amount
      (a) Group One                                  $86,442,427.02                 $0.00

      (b) Group Two                                  $12,118,664.92                 $0.00

      (c) Series 1998-2                               $2,501,272.05                 $0.00

      (d) Class A                                     $2,376,164.70                 $0.00

          Class B                                       $125,107.35                 $0.00

     9.   Investor Losses This Due Period
          -------------------------------
                                                                         Per $1,000 of
                                                                        Original Invested
                                                             Total        Principal
      (a) Group One                                           $0.00           $0.00

      (b) Group Two                                           $0.00           $0.00

      (c) Series 1998-2                                       $0.00           $0.00

      (d) Class A                                             $0.00           $0.00

          Class B                                             $0.00           $0.00


     10.  Reimbursement of Investor Losses This Due Period               Per $1,000 of
          ------------------------------------------------              Original Invested
                                                             Total        Principal
       (a)  Group One                                          $0.00          $0.00

       (b)  Group Two                                          $0.00          $0.00

       (c)  Series 1998-2                                      $0.00          $0.00

       (d)  Class A                                            $0.00          $0.00

            Class B                                            $0.00          $0.00



     11.  Aggregate Amount of Unreimbursed Investor Losses                 Per $1,000 of
          ------------------------------------------------              Original Invested
                                                             Total        Principal
       (a)  Group One                                          $0.00          $0.00

       (b)  Group Two                                          $0.00          $0.00

       (c)  Series 1998-2                                      $0.00          $0.00

       (d)  Class A                                            $0.00          $0.00

            Class B                                            $0.00          $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
          -------------------------------------------------------------------
       (a)  Group One                                                 $30,315,482.22

       (b)  Group Two                                                  $4,250,000.00

       (c)  Series 1998-2                                                $877,193.33

       (d)  Class A                                                      $833,333.33

            Class B                                                       $43,860.00

     13.  Class Available Subordinated Amount at the end of the Due Period
          ----------------------------------------------------------------
                                                                  As a Percentage
                                                                    of Class A
                                                      Total       Invested Amount
          Series 1998-2 Class B                        $44,736,860.00     8.9474%

     14.  Total Available Credit Enhancement Amounts
          ------------------------------------------
                                                  Shared Amount  Class B Amount
          Maximum Amount                                     $0.00        $21,052,640.00

          Available Amount                                   $0.00        $21,052,640.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                              $0.00                 $0.00

     15.  Delinquency Summary
          -------------------

          End of Due Period Master Trust Receivables Outstanding  $26,675,706,815.58

                              Delinquent Amount    Percentage of Ending
          Payment Status      Ending Balance      Receivables Outstanding
          30-59 days              $628,092,799.56          2.35%

          60-179 days           $1,127,022,100.37          4.22%


                                       U.S. BANK NATIONAL ASSOCIATION
                                       as Trustee


                                   BY:
                                       ----------------------------

                                             Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1998-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 4, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-2 Master Trust Certificates for the Distribution Date occurring on May 17, 1999:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                              $4,233,324,936.71

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                 $72,862,750.48

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                           $7,621,223.22

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                          $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                            $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall                                  $0.00
         is equal to

    (b)  with respect to the Class A Cumulative Investor Charged-Off                            $0.00
         Amount is equal to

    (c)  with respect to the Class A Investor Interest is equal to                              $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                                $0.00

      9.  The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                            $3,836,293.56

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                       $401,264.70

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                    $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                      $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                            $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                      $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                        $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                          $0.00

     14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of May, 1999.



                                GREENWOOD TRUST COMPANY
                                  as Master Servicer

                                By:
                                   -------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer